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                                   QuesTech Inc. and Subsidiaries

                  Exhibit  (11)- Statement Re:  Computation of Earnings Per Share

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                                                              Three Months Ended              Nine Months Ended
                                                                 September 30                    September 30

                                                               1995          1994             1995           1994

Primary:
Average Shares Outstanding                                   1,568,000    1,568,000        1,568,000     1,568,000
Net effect of dilutive stock options-
   based on the treasury stock method
   using average market price                                   77,280       41,199           69,712        31,326
Shares held by the SECT                                       (202,231)    (221,792)        (205,267)     (221,792)
Acquisitions of Treasury Stock                                 (14,055)                       (4,737)

Weighted Average Number of Shares                            1,428,994    1,387,407        1,427,708     1,377,534
Net Income                                                     $98,100      $81,100         $337,500      $292,000
Earnings per share, primary                                      $0.07        $0.06            $0.24         $0.21

Fully diluted:
Average Shares Outstanding                                   1,568,000    1,568,000        1,568,000     1,568,000
Net effect of dilutive stock options-
   based on the treasury stock method
   using average market price                                  166,575       62,867          174,443        62,867
Shares held by the SECT                                       (202,231)    (221,792)        (205,267)     (221,792)
Acquisitions of Treasury Stock                                 (14,055)                        (4,737)
Totals                                                       1,518,289    1,409,075        1,532,439     1,409,075
Net Income                                                     $98,100      $81,100         $337,500      $292,000
Earnings per share, fully diluted                                $0.06        $0.06            $0.22         $0.21

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